                                                                                           Exhibit Ex. 23.1

M&K CPAS, PLLC
(Letterhead)

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Z Trim Holdings, Inc.

 We hereby consent to the inclusion in this annual report on Form 10-K of Z Trim Holdings, Inc. of our report dated April 13, 2011, relating to the Company's financial statements appearing in the Form 10-K for the years ended December 31, 2010 and 2009.

 /s/ M&K CPAS, PLLC

 Houston, Texas

 April 13, 2011